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                                                                  EXHIBIT  4.1

                 FORM OF CLASS B COMMON STOCK PURCHASE WARRANT

                     CLASS B COMMON STOCK PURCHASE WARRANT


     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 ( "ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION ) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

           WARRANT TO PURCHASE ______________ SHARES OF COMMON STOCK

                          FLEX FINANCIAL GROUP, INC.
                            ( a Texas corporation )
                        770 S. Post Oak Lane, Suite 515
                             Houston, Texas 77056

                    Not Transferable or Exercisable Except
                       upon Conditions Herein Specified


     FLEX FINANCIAL GROUP, INC., a Texas corporation ("Company"), hereby certifies that __________________________________________, his registered successors and permitted assigns registered on the books of the Company maintained for such purposes, as the registered holder hereof ("Holder"), for value received, the receipt of which is acknowledged, is entitled to purchase from the Company the number of fully paid and nonassessable shares of Common Stock of the Company, $.01 par value ("Shares"), stated above at the purchase price per Share set forth in Section 1 (b) below ("Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

     1.          Exercise  of  Warrants.

          (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier 's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

          (b) Unless adjusted as otherwise provided herein, the Exercise Price of each share of Common Stock underlying the Warrant issued hereunder shall be $6.25. The exercise Price may be adjusted by the Company pursuant to subsection (d) or (f).

          (c) This warrant may be exercised at any time on and after the date hereof until the expiration of the Warrant at 5:00 p.m., Houston, Texas time, on January 1, 2001, or such later date as may be established pursuant to subsection (d).

          (d) At any time or from time to time prior to the expiration date then in effect, the Company may, in its sole discretion, extend the expiration date to provide for an additional period or periods during which the Warrant may be exercised as the Company, in its sole discretion may elect. In connection with any such extension of the expiration date, the Company may, in its sole discretion, increase or decrease the exercise price payable during any such extension.

          (e) The Company may in its sole discretion call the Warrants at any time after January 1, 1997, by paying Warrant Holders $.05 per Warrant, if the shares of Common Stock have traded at $7.50 per share for 30 consecutive trading days. Notice of the call will be mailed to all Warrant Holders at least 30 days but no more than 60 days before the date on which the Warrants have been called.

          (f) The Board of Directors retains the right, upon giving written notice to the Warrant Holders, to reduce the Exercise Price of the Warrants.

     2.          Exchange  and  Transfer  of  Warrant.

          At any time prior to the exercise hereof, upon presentation and surrender to the Company, this Warrant (a) may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, but (b) may not be sold, transferred, hypothecated, or assigned, in whole or in part, without the prior written consent of the Company. The Company will not unreasonably withhold such consent.

     3.          Rights  and  Obligations  of  Warrant  holder.

          (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purposes as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

          (b) No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

     4.          Shares  Underlying  Warrants.

          The Company convents and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, and free from all stamp taxes, liens and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Warrant.

     5.          Disposition  of  Warrants  or  Shares.

          (a) The Holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 ("Act") or applicable state securities laws ("State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee of this Warrant deliver to the Company his written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

          (b) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

"The securities represented by this certificate have not been registered under either Securities Act of 1933 ("Act") or applicable state securities laws ("State Act") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence may be satisfactory to counsel of the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

     6.          Adjustments.

          The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

          (a)         In case the Company shall: (i) pay a dividend in Shares,
(ii)  subdivide  its  outstanding  Shares  into a greater number of Shares, or
(iii) combine its outstanding Shares into a smaller number of Shares, the amount of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of such subdivision or combination. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to Warrants exercised between such record date or effective date and the date of happening of any such event.

          (b) Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted,
(ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

     7.          Loss  or  Destruction.

          Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.
     8.          Survival.

          The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

     9.          Notices.

          Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid (or similar delivery if outside of the United States), and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

                                 FLEX  FINANCIAL  GROUP,  INC.


                                 By:__________________________________________
                                    MICHAEL  T.  FEARNOW,  President

Dated:  ________________,  1997


                                 HOLDER:


                                    __________________________________________

Dated:  ________________,  1997



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                                 PURCHASE FORM


                                                      ________________, 19____


TO:  FLEX  FINANCIAL  GROUP,  INC.
     770  S.  Post  Oak  Lane,  Suite  515
     Houston,  TX  77056

     The undersigned hereby irrevocably elects to exercise the attached Class B Warrant Certificate to the extent of ____________________________ shares of the Common Stock, $.01 par value, of FLEX FINANCIAL GROUP, INC., and hereby makes payment of $________________________ in accordance with the provisions of Section 1 of the Warrant Certificate in payment of the purchase price thereof.



                    INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:____________________________________________________________
                      (please type or print)


Address:_________________________________________________________

       _________________________________________________________


Social  Security  Number:__________________________________________




             By______________________________________
               Holder